EXHIBIT 99.2

Goedeker Television Co.

Condensed Balance Sheets

March 31, 2019 and December 31, 2018

	March 31, 2019	December 31, 2018
ASSETS	(unaudited)
Current assets:
Cash	$1,523,463	$1,525,693
Receivables, net	1,286,511	2,635,932
Deposits with vendors	2,285,952	2,212,181
Merchandise inventory	2,549,115	3,111,594
Due from officers	50,634	50,634
Other assets	4,000	6,784
Total current assets	7,699,675	9,542,818
Property and equipment, net	206,612	216,286
Total assets	$7,906,287	$9,759,104

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable, net	$1,944,605	$2,360,562
Customer deposits	2,520,706	3,500,268
Payroll related liabilities	192,023	153,767
Accrued expenses and other liabilities	308,798	345,830
Total current liabilities	4,966,132	6,360,427

Stockholders’ equity
Common stock, no par value, 30,000 shares authorized, 7,000 shares issued and outstanding	7,000	7,000
Additional paid-in capital	707,049	707,049
Retained earnings	2,226,106	2,684,628
Total stockholders’ equity	2,940,155	3,398,677

Total liabilities and stockholders’ equity	$7,906,287	$9,759,104

The accompanying notes are an integral part of these financial statements

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Goedeker Television Co.

Condensed Statements of Operations

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

	2019	2018
Net sales	$11,947,046	$15,236,186
Cost of goods sold	10,269,656	12,326,040
Gross profit	1,677,390	2,910,146

Operating expenses:
Personnel	882,721	933,579
Advertising	600,799	623,874
Bank and credit card fees	257,117	342,399
Other operating expenses	426,122	347,678
Total operating expenses	2,166,759	2,247,530

Income (loss) from operations	(489,369)	662,616

Other income	30,847	35,428

Net income (loss)	$(458,522)	$698,044

Earnings (loss) per share – basic and diluted	$(65.50)	$99.72

Weighted average number of shares outstanding – basic and diluted	7,000	7,000

The accompanying notes are an integral part of these financial statements

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Goedeker Television Co.

Condensed Statements of Stockholders’ Equity

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance January 1, 2018	7,000	$7,000	$707,049	$1,393,050	$2,107,099
Net income for the quarter ended March 31, 2018	-	-	-	698,044	698,044
Balance March 31, 2018	7,000	$7,000	$707,049	$2,091,094	2,805,143

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance January 1, 2019	7,000	$7,000	$707,049	$2,684,628	$3,398,677
Net loss for the quarter ended March 31, 2019	-	-	-	(458,522)	(458,522)
Balance March 31, 2019	7,000	$7,000	$707,049	$2,226,106	$2,940,155

The accompanying notes are an integral part of these financial statements

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Goedeker Television Co.

Condensed Statements of Cash Flows

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

	2019	2018
Cash flows from operating activities
Net income (loss)	$(458,522)	$698,044
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities
Depreciation	9,674	9,993
Changes in operating assets and liabilities
Receivables	1,349,421	1,511,702
Deposits with vendors	(73,771)	(133,812)
Inventory	562,479	1,443,664
Other assets	2,784	2,992
Accounts payable	(415,957)	(138,600)
Customer deposits	(979,562)	(2,780,659)
Payroll related liabilities	38,256	31,480
Accrued expenses and other liabilities	(37,032)	23,885
Net cash provided by (used in) operating activities	(2,230)	668,689

Net change in cash	(2,230)	668,689
Cash beginning of period	1,525,693	1,797,419
Cash end of period	$1,523,463	$2,466,108

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$-	$-

The accompanying notes are an integral part of these financial statements

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Goedeker Television Co.

Notes to Condensed Financial Statements

March 31, 2019

(Unaudited)

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS

Goedeker Television Co. (the “Company”) was formed under the laws of the State of Missouri in 1951 and is an independent retailer of major appliances, as well as furniture, housewares, plumbing products, and lighting. Its single showroom location is in St. Louis, Missouri. Since 2008, it has also sold its products through its website.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Condensed Financial Statements

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2019 and for all periods presented herein have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted. These condensed financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2018. The results of operations for the three-month periods ended March 31, 2019 and 2018 are not necessarily indicative of the operating results for the full years.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with GAAP and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and GAAP. The Company has adopted a calendar year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Cost of Revenue

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.” This ASU is based on the principle that revenue is recognized to depict the transfer of goods to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company collects the full sales price from the customer at the time the order is placed. The Company does not incur incremental costs obtaining purchase orders from customers, however, if the Company did, because all the Company’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized. The Company’s adoption of this ASU resulted in no change to the Company’s results of operations or balance sheet.

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The revenue that the Company recognizes arises from orders the Company receives from customers. The Company’s performance obligations under the customer orders correspond to each sale of merchandise that the Company makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, the Company’s products, which generally occurs when the customer assumes the risk of loss. The transfer of control generally occurs at the point of shipment. Once this occurs, the Company has satisfied its performance obligation and the Company recognizes revenue. Revenue from the sale of long-term service warranties are recognized net of costs to sell the contracts to the third-party warranty service company.

Transaction Price: The Company agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In the Company’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax the Company collects concurrently with revenue-producing activities are excluded from revenue.

If the Company continued to apply legacy revenue recognition guidance for the year ended December 31, 2018, revenues, gross margin, and net loss would not have changed.

Cost of revenue includes the cost of purchased merchandise plus the cost of delivering merchandise and where applicable installation, net of promotional rebates and other incentives received from vendors.

Substantially all the Company’s sales are to individual retail consumers.

Disaggregated Revenue ‒ The Company disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

The Company’s revenue by sales type is as follows:

	For the Three Months Ended March 31,
	2019	2018
Appliance sales	$9,072,939	$11,354,998
Furniture sales	2,292,493	3,136,646
Other sales	581,614	744,542
Total revenue	$11,947,046	$15,236,186

Performance Obligations – Our performance obligations include delivery of products and, in some instances, performance of services such as installation. Revenue for the sale of merchandise is recognized upon shipment to the customer; or in some instances, upon delivery and installation of the product which typically occur simultaneously.

Receivables

Receivables consist of credit card transactions in the process of settlement. Vendor rebates receivable represent amounts due from manufactures from whom the Company purchases products. Rebates receivable are stated at the amount that management expects to collect from manufacturers, net of accounts payable amounts due the vendor. Rebates are calculated on product and model sales programs from specific vendors. The rebates are paid at intermittent periods either in cash or through issuance of vendor credit memos, which can be applied against vendor accounts payable. Based on the Company’s assessment of the credit history with its manufacturers, it has concluded that there should be no allowance for uncollectible accounts. The Company historically collects substantially all of its outstanding rebates receivables. Uncollectible balances are expensed in the period it is determined to be uncollectible.

Inventory

Inventory consists of finished product acquired for resale and is valued at the lower-of-cost-or-market with cost determined on an average item basis. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions. Reserves for slow-moving and potentially obsolete inventories was $-0- and $-0- as of March 31, 2019 and December 31, 2018, respectively.

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Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles and office equipment is calculated using the straight-line method over the estimated useful lives as follows:

Asset	Years
Equipment	10
Office equipment	7
Vehicles	7

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

The Company is a Subchapter S Corporation and income taxes are the responsibility of the Company’s stockholders.

Basic and Diluted Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common share equivalents outstanding as of March 31, 2019 and December 31, 2018.

Recent Accounting Pronouncements

Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; and earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. The adoption of this standard was determined to not have a material impact on the Company’s financial statements because the Company does not hold any long-term leases.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers,” as a new Topic, ASC Topic 606, which supersedes existing accounting standards for revenue recognition and creates a single framework. Additional updates to Topic 606 issued by the FASB in 2015 and 2016 include the following:

•	ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” which defers the effective date of the new guidance such that the new provisions will now be required for fiscal years, and interim periods within those years, beginning after December 15, 2017.

•	ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations,” which clarifies the implementation guidance on principal versus agent considerations (reporting revenue gross versus net).

•	ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” which clarifies the implementation guidance on identifying performance obligations and classifying licensing arrangements.

•	ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients,” which clarifies the implementation guidance in a number of other areas.

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The underlying principle is to use a five-step analysis of transactions to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The standard permits the use of either a retrospective or modified retrospective application. ASU 2014-09 and ASU 2016-12 are effective for annual reporting periods beginning after December 15, 2017. The Company adopted ASC 606 using the modified retrospective method for annual and interim reporting periods beginning January 1, 2018. The Company has aggregated and reviewed its contracts that are within the scope of ASC 606. Based on its evaluation, the Company does not anticipate the adoption of ASC 606 will have a material impact on its balance sheet or related consolidated statements of earnings, equity or cash flows. Accordingly, the Company will continue to recognize revenue at the time services are delivered and parts and equipment are sold.

NOTE 3 — RECEIVABLES

At March 31, 2019 and December 31, 2018, receivables consisted of the following:

	March 31, 2019	December 31, 2018
	(unaudited)
Credit card payments in process of settlement	$574,416	$629,498
Vendor rebates receivable	712,095	2,004,206
Other	-	2,228
Total receivables	$1,286,511	$2,635,932

NOTE 4 — MERCHANDISE INVENTORY

At March 31, 2019 and December 31, 2018, the inventory balances are composed of:

	March 31, 2019	December 31, 2018
	(unaudited)
Appliances	$2,150,571	$2,656,386
Furniture	315,795	327,458
Other	82,749	127,750
Total inventory	$2,549,115	$3,111,594

NOTE 5 — DEPOSITS WITH VENDORS

Deposits with vendors represent cash on deposit with one vendor arising from accumulated rebates paid by the vendor. The deposits are used by the vendor to seek to secure the Company’s purchases. The deposit can be withdrawn at any time up to the amount of the Company’s credit line with the vendor. Alternatively, the Company could secure their credit line with a floor plan line from a lender and withdraw all its deposits. The Company has elected to leave the deposits with the vendor on which it earns interest income.

NOTE 6 — PROPERTY AND EQUPMENT

At March 31, 2019 and December 31, 2018, property and equipment consisted of the following:

	March 31, 2019	December 31, 2018
	(unaudited)
Equipment	$81,242	$81,242
Warehouse equipment	111,787	111,787
Furniture and fixtures	78,585	78,585
Transportation equipment	170,824	170,824
Leasehold improvements	249,993	249,993
Total	692,431	692,431
Accumulated depreciation	(485,819)	(476,145)
Property and equipment, net	$206,612	$216,286

Depreciation charged to operations for the three-months ended March 31, 2019 and 2018 was $9,675 and $9,993, respectively.

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NOTE 7 — CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of concentrated cash balances and rebate receivables. The Company maintains its cash balances in one financial institution located in St. Louis, Missouri. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At March 31 and December 31, 2018, the Company’s cash balances totaled $1,273,463 and $1,275,963 respectively, which are in excess of the FDIC $250,000 insurance limit.

The Company has several contracts with commercial vendors, of which net purchases from five major vendors for the three months ended March 31, 2019 represented 77.8% of the total net purchases, as compared to net purchases from five vendors for the three months ended March 31, 2018 represented 76.6% of the total net purchases.

NOTE 8 — ADVERTISING

The Company’s advertising costs are primarily advertisements placed in local publications, television ads, and online advertising. Advertising costs are expensed as incurred and, for the three months ended March 31, 2019 and 2018 amounted to $600,799 and $623,874, respectively.

NOTE 9 — RELATED PARTY TRANSACTIONS

The Company leases buildings on a month-to-month lease from certain stockholders. Rental expense paid to related parties for office and warehouse space charged to operations for the three months ended March 31, 2019 and 2018 amounted to $125,000 and $120,000, respectively.

The Company has advanced amounts to certain stockholders on a revolving loan basis. The amount is due upon request. The balance receivable from stockholders as of March 31, 2019 and December 31, 2018 was $50,634.

NOTE 10 — SUBSEQUENT EVENTS

Subsequent events were reviewed through June 19, 2019.

On April 5, 2019, the Company and its stockholders entered into an Asset Purchase Agreement (the “APA”) with 1847 Goedeker Inc., a wholly-owned subsidiary of 1847 Goedeker Holdco, Inc., which is a majority owned subsidiary of 1847 Holdings LLC. Under terms of the APA, 1847 Goedeker Inc. acquired substantially all of the Company’s assets and assumed substantially all its liabilities. The purchase price was $6.1 million paid as $1.5 million in cash, issuance of a $4.1 million subordinated note payable, and an earn out provision of $600,000 based on attainment of certain EBITDA targets. Additionally, 1847 Goedeker Inc. issued 22.5% of its common stock to the Company’s stockholders. Pending a formal valuation of the assets acquired and consideration paid, the Company allocated $5,815,000 of the excess purchase price to Goodwill.

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